EXHIBIT 9

                     OPINION AND CONSENT OF PAUL M. FISCHER



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                                             April 28, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

     This opinion is furnished in connection with the registration of flexible premium variable life insurance policies ("Policies") under the Securities Act of 1933. The prospectuses included in the Registration Statement on Form S-6 (SEC File No. 33-23251) describes the Policies. The form of Policies were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereto.
     In my opinion, the illustrations of death benefits and cash values included in the section entitled "Illustrations of Death Benefits, Policy Values ("Account Values"), and Cash Surrender Values" in Appendix B of the prospectuses, based on the assumptions stated in the illustrations, are consistent with the provisions of the respective forms of the Policies.
     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             /s/ Paul M. Fischer
                                             Paul M. Fischer, FSA, CLU, ChFC
                                             Vice President